PARKER CHAPIN FLATTAU & KLIMPL, LLP
                           1211 Avenue of the Americas
                               New York, NY 10036
                                 (212) 704-6000



                                                     September 24, 1999


I.D. Systems, Inc.
One Silicon Alley Plaza
90 William Street
Suite 402
New York, New York 20038

Ladies and Gentlemen:

         We have acted as counsel to I.D. Systems, Inc., a Delaware corporation (the "Company"), in connection with its filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of up to 2,362,500 shares (the "Shares") of common stock, par value $.01 per share, to certain executives, directors and employees of the Company issuable upon exercise of options that either have been, or may from time to time be, granted by the Company under its 1995 Non-Qualified Stock Option Plan, 1999 Stock Option Plan and 1999 Director Option Plan (collectively, the "Plans").

         In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, (ii) By-laws (iii) resolutions of the Company's Board of Directors and (iv) the Plans. We have also reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         On the basis of the foregoing, we are of the opinion that the Shares, when issued and paid for upon the exercise of options granted or to be granted under, and in accordance with, the Plans, will be validly issued, fully paid and non-assessable.








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I.D. Systems, Inc.
September 24, 1999
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                        PARKER CHAPIN FLATTAU & KLIMPL, LLP